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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 20, 2004, relating to the financial statements and financial statement schedules of Blount International, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts," "Selected Historical Consolidated Financial Data" and "Summary Historical Consolidated Financial and Other Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

June 1, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM